UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 22, 2021

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, 32nd Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 626-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ⃞

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Colligan Separation

On June 22, 2021, Chimera Investment Corporation (the “Company”) and Robert Colligan mutually agreed that Mr. Colligan will separate from employment with the Company, effective September 20, 2021.  Mr. Colligan will step down from his position as Chief Financial Officer, effective June 22, 2021, and will assist with the transition through September 20, 2021.

In connection with Mr. Colligan’s departure, Mr. Colligan will receive the severance payments and benefits provided under his employment agreement with the Company, effective January 1, 2019, as previously filed with the Securities and Exchange Commission, for a termination without cause, subject to his execution and non-revocation of a release of claims and compliance with post-termination restrictive covenants.

Kortman Appointment

On June 22, 2021, the Company appointed the Company’s current Chief Accounting Officer, Kelley Kortman, as the Principal Accounting Officer.  Mr. Kortman, age 50, has been with the Company since 2013 and has been the Company’s Chief Accounting Officer since 2015.   Mr. Kortman will not receive any additional compensation in connection with his service as Principal Accounting Officer.  He receives a base salary and is eligible for cash bonuses, equity awards and other benefits offered to the Company’s employees.

Viswanathan Appointment

On June 22, 2021, the Company appointed Subramaniam (“Subra”) Viswanathan, age 49, as the Company’s Chief Financial Officer, and Principal Financial Officer, to be effective as soon as practicable, but not later than September 15, 2021 (“Start Date”).  The Company has entered into an employment agreement (“Employment Agreement”) with Mr. Viswanathan described below. Prior to joining the Company, Mr. Viswanathan served as the Managing Director, Chief Operating Officer – Global Mortgages and Securitized Products since 2012 and served other roles at Bank of America Merrill Lynch since 2007.  Mr. Viswanathan previously served as the Senior Vice President, Business Area Controller – Cash and Synthetic CDOs, Securitization and Correlation Desks at Citigroup, Corporate and Investment Banking. Mr. Viswanathan earned his degree in economics from the University of Madras in Chennai, India and his MBA from University of Hartford.

In this position, Mr. Viswanathan will report to the Company’s Chief Executive Officer. The term of employment under the Employment Agreement commences on his Start Date and (i) will continue until December 31, 2022 and (ii) will be extended until the first December 31st that coincides with, or follows, the second anniversary of any change in control of the Company that occurs during the term of employment.  The term of employment under the Employment Agreement will be extended for an additional one year period on the last day of (i) or (ii) unless either party provides 90 days prior written notice of nonrenewal to the other party, and will be extended in any event through the last day of a garden leave period if applicable. Mr. Viswanathan will receive a base salary of not less than $500,000 per year. For each calendar year, Mr. Viswanathan will be eligible to receive an annual cash bonus, which amount is $1,000,000 for calendar year 2021 and for calendar years on and after 2022 shall be based on performance metrics determined by the Compensation Committee in good faith consultation with, and subject to agreement of, the Company’s Chief Executive Officer. Mr. Viswanathan generally must remain employed by the Company through the last day of each calendar year to receive payment of the annual bonus.

In 2021, Mr. Viswanathan will receive a restricted stock unit (“RSU”) that vests in three equal annual installments on January 2, 2022, January 2, 2023 and January 2024, subject to continued employment through the vesting dates.  For each calendar year starting in 2022, Mr. Viswanathan will be eligible to receive long-term incentive compensation in the form of RSUs and/or performance stock units (“PSUs”) granted under the Company’s current equity compensation plan with a target value of $750,000. In and after calendar year 2022, Mr. Viswanathan will be granted long-term incentive compensation in the form of 50% RSUs and 50% PSUs. The RSU component will vest in three equal installments on the first three anniversaries of the date of grant based on continuing employment, and 0% to 200% of the target PSU amount will vest based on the satisfaction of performance goals, subject to continuing employment.  Dividend equivalents will accrue on the RSUs and PSUs granted when dividends are paid to the Company’s shareholders and will be paid to the extent the underlying RSUs and PSUs vest.

If Mr. Viswanathan’s employment is terminated in the event of disability, the Company will reimburse him for 100% of his COBRA premiums for 18 months. Upon his termination of employment by reason of death or disability, Mr. Viswanathan is entitled to (i) accelerated vesting of time-based equity awards, (ii) continued vesting potential of the PSUs and any other performance-based awards, and (iii) a pro-rata annual cash bonus for the year of termination.

In the event Mr. Viswanathan’s employment with the Company is terminated by the Company without cause (other than for death or disability) or by Mr. Viswanathan with good reason (other than in connection with a change in control), Mr. Viswanathan will be entitled to 1.5 times his base salary as of the termination date and 1.5 times the greater of his target cash bonus or the average of the annual cash bonus awarded to him for the three most recent calendar years ending on or before the termination date, which will be paid in 18 equal monthly installments. Mr. Viswanathan will also be entitled to: (i) accelerated vesting of time-based equity awards, (ii) continued vesting potential of the PSUs and any other performance-based awards, (iii) a pro-rata annual cash bonus for the year of termination, and (iv) 12 months of Company-paid COBRA premiums.

In the event Mr. Viswanathan’s employment with the Company is terminated by the Company other than for cause or disability, and within six months before, or 24 months after, a change in control, or by Executive with good reason and within 24 months after a change in control, Mr. Viswanathan will be entitled to 2.0 times his base salary as of the termination date and 2.0 times the greater of his target cash bonus or the average cash bonus awarded to him for the three most recent calendar years ending on or before the termination date, which shall be paid in a cash lump sum. Mr. Viswanathan will also be entitled to: (i) accelerated vesting of time-based equity awards, (ii) the outstanding PSUs or other performance-vesting equity-based grants whose continued vesting after such change in control is based solely on continued employment will vest in full as of the termination date (or as of the change in control, if later) or outstanding PSUs and any other performance-based awards that continue to vest based on performance will continue to have vesting potential, (iii) a pro-rata annual cash bonus for the year of termination, and (iv) 18 months of Company-paid COBRA premiums.

If the Company provides Mr. Viswanathan written notice of nonrenewal of the Employment Agreement and the Company terminates Mr. Viswanathan’s employment without cause after the last day of the term of employment outlined in the Employment Agreement, the Company will continue to pay Mr. Viswanathan his base salary for a period of one year following the termination date in accordance with the Company’s regular payroll practices (unless the termination is within 24 months following a change in control, in which case this amount will be paid in a cash lump sum), and Mr. Viswanathan will also be entitled to: (i) accelerated vesting of time-based equity awards, (ii) continued vesting potential of the PSUs and any other performance-based awards, (iii) a pro-rata annual cash bonus for the year of termination, and (iv) 12 months of Company-paid COBRA premiums.

If the Company provides Mr. Viswanathan written notice of nonrenewal of Employment Agreement, the Company does not offer Mr. Viswanathan a successor employment agreement that is substantially equivalent to the Employment Agreement (viewed in the aggregate) at least 10 days before the last day of the term of employment, and Mr. Viswanathan provides written notice of termination no later than the seventh day after the last day of the term of employment, Mr. Viswanathan will be entitled to: (i) accelerated vesting of time-based equity awards, (ii) continued vesting potential of the PSUs and any other performance-based awards, (iii) a pro-rata annual cash bonus for the year of termination, and (iv) 12 months of Company-paid COBRA premiums.

If Mr. Viswanathan terminates his employment with the Company (with or without good reason) at any time and the sum of his age plus his years of service with the Company and its predecessors equals or exceeds 65 as of the termination date, and he has at least five years of service with the Company and its predecessors as of the termination date, Mr. Viswanathan will be entitled to: (i) accelerated vesting of time-based equity awards, (ii) continued vesting potential of the PSUs and any other performance-based awards, (iii) a pro-rata annual cash bonus for the year of termination, and (iv) 12 months of Company-paid COBRA premiums.

Any severance payments or benefits payable by the Company as described above are subject to Mr. Viswanathan signing and not revoking a release in favor of the Company.

Mr. Viswanathan is subject to customary non-solicitation and non-competition covenants during his employment and for 12 months post-employment, and is also bound by customary non-disparagement and confidentiality restrictions.

Mr. Viswanathan will enter into the Company’s standard indemnification agreement, a copy of which is filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2015.

Mr. Marria, the Company’s Chief Executive Officer, will serve as the Principal Financial Officer pending Mr. Viswanathan’s commencement of employment as Chief Financial Officer.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

Date: June 22, 2021	By: /s/ Phillip J. Kardis II
Name: Phillip J. Kardis II
Title: Chief Legal Officer